Exhibit 10

Share Transfer Agreement

Party A : Hangzhou Aida Pharmaceutical Co.,Ltd

Party B: Zhejiang Pharmaceutical Co.,Ltd

Both parties hereby agree as follows:

1.

Party B owns 45% of total shares in Shanghai Qiaer Bio-Technology Co., Ltd, a company engaged in the research, development and sales of pharmaceutical products and related services. Party B agrees to transfer the above shares to Party A, whereas Party A agrees to purchase those shares.

2.

Both parties agree that Party A will pay RMB 4 million to purchase all the above 45% shares of Shanghai Qiaer Bio-Technology Co., Ltd.

3.

Party A will pay the consideration to Party B in RMB within 30 days after signing of this agreement.

4.

Party B has the right under this agreement to propose Party A to effect the payment on time.

5.

Party B is responsible to assist Party A and Shanghai Qiaer Bio-Technology Co., Ltd, to finish all legal and business procedure and registration leading to the closing of this transfer. Before the closing, all rights and obligations shall go to the existing shareholder, i.e. Party B.

6.

The precondition of both parties to carry out this agreementt is that the transfer under this contract has obtained the approval of the meeting of shareholders of Shanghai Qiaer Bio-Technology Co., Ltd.

7.

Representation and warrants

1)

Party B represents and warrants to Party A that Party B owns all legal rights of the shares and is the only shareholder of those shares. Party B has effective and transferable rights of those shares.

2)

Party A represents and warrants to Party B that Party A has legal rights and is capable to sign and carry out the agreement.

8.

Indemnification

1)

Party B shall indemnify Party A for any damage to Party A’s interests incurred by Party B’s breach of contract.

2)

Party A shall indemnify Party B for Party A’s failing to effect the transfer payment to Party B.

9.

All possible disputes shall be settled by friendly negotiation, failing which, each party has the rights to raise a legal action.

10.

The agreement shall be effective after both parties sign, chop and the approval of Shanghai Qiaer Bio-Technology Co., Ltd has been obtained.

11.

The contract will have 4 copies and each holds 2 of them.

Both party signed and chopped

Date: Mar.31, 2006

2